                                                                       Exhibit B

                            ASSIGNMENT AND ACCEPTANCE


      Reference is made to the Common Stock Purchase Agreement, dated as of January 30, 2004 (the "Agreement"), between Net 1 UEPS Technologies, Inc., a Florida corporation (the "Seller"), and SAPEF III International G.P. Limited, a British Virgin Islands company, or its nominees (the "Assignor"). Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

      For good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor and each of South African Private Equity Fund III, L.P. ("SAPEF III Fund"), Rose Nominees Limited (A/C 20423) ("Rose"), Brenthurst Private Equity II Limited ("BPE2") and Brenthurst Private Equity South Africa I Limited ("BPESA") (each, individually, an "Assignee", and collectively, the "Assignees"), agree as follows:

      1. The Assignor hereby assigns to each Assignee, and each Assignee hereby assumes from the Assignor, as of June 7, 2004 (the "Effective Date"), the interest in and to the Assignor's rights and obligations under the Agreement, to purchase that number of Firm Shares set forth opposite each Assignee's name on Schedule A attached hereto.

      2. From and after the Effective Date, (a) each Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Agreement (including the Assignor's rights and obligations with respect of any certificates, agreements or other documents delivered at Closing) and shall be bound by the provisions thereof;
(b) each Assignee shall benefit from all of the representations, warranties and covenants of the Seller contained in the Agreement to the same degree as the Assignor and (c) each Assignee shall do all other acts and things necessary, advisable or convenient for the purposes of giving effect to all or any of the preceding mentioned agreements, documents or transactions, provided, however, that nothing in this Assignment and Acceptance shall cause any Assignee to be liable to the Seller in respect of any Firm Shares except as specified in
Section 1 above or in respect of any breach of any representation or warranty given in or under the Agreement which did not relate to such Assignee.

      3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the Effective Date by their respective duly authorized officers.

SAPEF III International G.P. Limited, as     South African Private Equity
Assignor                                     Fund III, L.P., as Assignee

                                             By:  SAPEF III International G.P.
                                                  Limited, its General Partner

By: ______________________________           By: _______________________________
       Name:                                     Name:
       Title:                                    Title:


                                             Rose Nominees Limited (A/C 20423),
                                             as Assignee

                                             By: _______________________________
                                                 Name:
                                                 Title:


                                             Brenthurst Private Equity II
                                             Limited, as Assignee

                                             By: _______________________________
                                                 Name:
                                                 Title:


                                             Brenthurst Private Equity South
                                             Africa I Limited, as Assignee

                                             By: _______________________________
                                                 Name:
                                                 Title:

Pursuant to Section 9.3 of the Agreement, the Seller hereby consents to this Assignment and Acceptance.

                                             Net 1 UEPS Technologies, Inc.


                                             By: _______________________________
                                                 Name:
                                                 Title:

                                   SCHEDULE A

Name                                                 Number of Firm Shares
----                                                 ---------------------
South African Private Equity Fund III, L.P.           86,661,428


Rose Nominees Limited (A/C 20423)                      2,000,000


Brenthurst Private Equity II Limited                  11,000,000


Brenthurst Private Equity South Africa I Limited       6,000,000
